UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________________________________________________________________________________

Date of Report (Date of earliest event reported): March 28, 2018

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37703	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

On March 28, 2018, IZEA, Inc. (the “Company”) issued a press release announcing that the Company’s previously scheduled earnings results conference call had been rescheduled. On April 2, 2018, IZEA, Inc. (the “Company”) issued a press release regarding the matters described in Item 4.02 below, including an announcement that the Company’s previously scheduled earnings results conference call had been cancelled. Copies of the press releases are furnished herewith as Exhibits 99.1 and Exhibit 99.2 to this Form 8-K.

The information included in this Current Report on Form 8-K under this Item 2.02 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 31, 2018, the Company’s Audit Committee of the Board of Directors (the “Audit Committee”) concluded that the Company’s previously issued financial statements included in its Annual Reports on Form 10-K for the years ended December 31, 2015 and 2016 and Quarterly Reports on Form 10-Q for each quarter for the years ended December 31, 2015 and 2016, and the first three quarters for year ended December 31, 2017 (collectively, the “Restated Periods”) should no longer be relied upon.

In connection with the preparation of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the Audit Committee determined that there was an error in accounting for revenue and cost of sales related to the self-service Content Workflow portion of the Company’s revenue. Historically, the Company has reported revenue from the Company’s Content Workflow services as the gross amounts billed to marketers for their transactions. Upon recommendation from the Company's management and further consideration, the Audit Committee determined that this portion of the Company’s revenue should have been reported on a net transaction basis. Therefore, the amount that the Company previously reported as the gross profit on Content Workflow should be the amount reported as revenue. Previously, Content Workflow revenue was reported as gross billings of approximately $6.9 million and $6.5 million in 2015 and 2016, respectively. Content Workflow revenue on a net transaction basis is expected to be restated as approximately $500,000 and $500,000 in 2015 and 2016, respectively. The Company expects the Content Workflow revenue for 2017, as calculated on a net transaction basis, will be consistent with the trends disclosed with respect to gross profit on Content Workflow in the first three quarters of 2017.

The Company is working toward filing its restated financial statements as soon as practicable. At this time, however, the Company cannot predict with certainty when the preparation of those prior period restated financial statements will be completed. Additionally, the Company can provide no assurance at this time that the restated consolidated financial statements will not reflect additional accounting adjustments that arise as a result of the efforts described above.

The Company's management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, BDO USA, LLP.

Caution Regarding Forward-Looking Statements

The foregoing reflects the Company’s current views about the timing and outcome of its restatement of certain portions of its financial statements, the accounting adjustments, the filing of its annual report, and other matters that constitute “forward-looking” statements, as such term is defined by the federal securities laws. You can identify forward-looking statements by terminology such as “may,” “will,” “intend,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements are subject to the safe harbor protection provided by the federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. These risks and uncertainties include, but are not limited to, the results and effect of the Company’s review of its accounting entries and practices, any potential SEC inquiry with respect to the restatement, the accounting adjustments, the ability of the Company to timely file its periodic reports, the impact on the Company’s business and the risks identified in the Company’s periodic filings under the Securities Exchange Act of 1934, as amended. Because these forward-looking statements are subject to risks and uncertainties, actual developments and results may differ materially from those express or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

Item 9.01.	Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release issued by IZEA, Inc. on March 28, 2018.
99.2	Press Release issued by IZEA, Inc. on April 2, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: April 2, 2018	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer